SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report: (Date of earliest event reported) January 23, 2002



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                              1-3247               16-0393470
(State or other jurisdiction          (Commission          (I.R.S. Employer
of incorporation)                     File Number)         Identification No.)



One Riverfront Plaza, Corning, New York                    14831
(Address of principal executive offices)                   (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events


Item 7.  Financial Statements

         (c)  Exhibits:

         The Registrant's press release of January 23, 2002

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 CORNING INCORPORATED
                                 Registrant



Date:  January 23, 2002          By    /s/  KATHERINE A. ASBECK
                                            Katherine A. Asbeck
                                            Senior Vice President and Controller

FOR RELEASE -- JANUARY 23, 2002

Corning Contacts:
Media Relations                 Investor Relations
Daniel F. Collins               Katherine M. Dietz
(607) 974-4197                  (607) 974-8217
collinsdf@corning.com           dietzkm@corning.com




                     Corning Reports Fourth-Quarter Results


CORNING, N.Y. -- Corning Incorporated (NYSE:GLW) today reported a fourth-quarter pro forma net loss of $261 million, or $0.28 per share, down significantly from pro forma earnings of $307 million, or $0.33 per share, for the fourth quarter of 2000. The quarter results include pre-tax operating charges, announced last week, totaling $178 million ($109 million after-tax), or $0.12 per share.

"Over the course of the second half of 2001, we took a series of tough restructuring actions that improved our competitive position," John W. Loose, Corning's president and chief executive officer, said. "We lowered inventories significantly, reduced our capital expenditures, resized our organization through the elimination of 12,000 positions and idled and closed a number of manufacturing operations. We are focused on returning Corning to profitability," Loose said.

Fourth-quarter Operating Results
Fourth-quarter sales were $974 million, less than half of the $2.1 billion reported in the fourth-quarter of 2000. Sales and earnings declines were led by the Telecommunications segment, which reported sales declines of 65% versus last year and operated at a loss for the quarter. Optical fiber and cable sales decreased significantly as demand for optical fiber was extremely weak in the quarter. This prompted significant slowdowns in cable manufacturing operations and the idling of most of the company's fiber manufacturing facilities in November and December. The company announced earlier this month that it is recalling some workers to resume manufacturing operations in its fiber production facilities beginning this week.



                                     (more)

Corning Reports Fourth-Quarter Results
Page Two


Weak global  economic  conditions  also  impacted  Corning's  other  businesses.
Fourth-quarter sales and earnings of Corning's Advanced Materials segment declined due primarily to weak sales in its environmental and semiconductor businesses. The Information Display segment also recorded lower sales and earnings in the fourth-quarter driven primarily by weakness in its conventional television business.

With these fourth-quarter results, pro forma earnings per share for the full year were $0.17, compared with $1.22 per share in 2000. Sales for the full year totaled $6.3 billion, a decrease of 12% compared with $7.1 billion in 2000.

The company ended the year with $2.2 billion in cash and continues to have additional liquidity with $2 billion of committed and unused revolving credit lines.

Restructuring Actions
In the fourth quarter, Corning recorded a pre-tax charge of $614 million ($363 after-tax and minority interest) related to restructuring actions which were part of the previously announced program totaling $961 million for the year. Approximately one third of the total charges for the program will be paid in cash. Corning expects to realize annualized savings from the program of approximately $400 million.

Fourth-Quarter and Calendar Year Results
With the charges for restructuring actions and amortization of goodwill, Corning's net loss for the quarter was $655 million, or $0.69 per share, compared with a net loss of $58 million, or $0.08 per share, from continuing operations for the fourth quarter of 2000.

Including charges for restructuring actions, amortization of goodwill, and the second-quarter impairment of goodwill and intangible assets, Corning reported a full-year 2001 loss of $5.5 billion, or $5.89 per share, compared to net income from continuing operations of $409 million, or $0.46 per share in 2000.

Outlook
James B. Flaws, Corning's chief financial officer, said, "While we continue to experience weakness in demand across our telecommunications businesses, we are beginning to sense a settling in the market that suggests we may see improved demand in the second half of this year." He also said the company will not provide guidance for its 2002 financial performance at this time, but it will discuss its expectations for the first quarter of 2002 at its investor meeting on February 8, 2002 at the Plaza Hotel in New York City and simultaneously via audio webcast.




                                     (more)

Corning Reports Fourth-Quarter Results
Page Three


"This past year was extremely challenging for everyone in the telecommunications industry," Loose said. "At Corning, we believe in our optical layer strategy and will continue to invest in and build a product and business portfolio which will make us an even stronger player in the optical networking market. We are also excited about a number of emerging technologies in our Advanced Materials segment and we believe our liquid crystal display business is poised for a strong year," Loose said.

Conference Call Information
The company will host a conference call at 8:30 a.m. EST on Thursday, January 24, 2002. To access the call, dial 312-470-0014. The password is Corning. The leader is Dietz. A replay of the call will begin at approximately 10:30 a.m. and will run through 5:00 p.m. EST on Wednesday, February 6, 2002. To access the replay, dial 402-220-3523; a password is not required. To listen to a live audio webcast of the call, go to http://www.corning.com/investor_relations/ and follow the instructions. The webcast will be archived on the http://www.corning.com/investor_relations/ site for 14 days following the call.

Pro Forma Statement
Pro  forma  net  income  excludes   impairment  and  amortization  of  goodwill,
restructuring actions, purchased in-process research and development, one-time acquisition costs, discontinued operations and other non-recurring items.

About Corning Incorporated
Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television, information technology and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets.


                                       ###

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes or fluctuations in global economic conditions; currency exchange rates; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; capital spending by larger customers in the telecommunications industry and other business segments; the mix of sales between premium and non-premium products; possible disruption in commercial activities due to terrorist activity and armed conflict; ability to obtain financing and capital on commercially reasonable terms; acquisition and divestiture activities; the level of excess or obsolete inventory; the ability to enforce patents; product and components performance issues; and litigation. These and other risk factors are identified in Corning's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

Corning Incorporated and Subsidiary Companies
Pro Forma Consolidated Statements of Income
Excluding  Impairment  and  Amortization  of  Goodwill,  Restructuring  Actions,
Purchased In-Process Research and Development, Acquisition-Related Costs and Non-Recurring Items
(Unaudited, in millions, except per share amounts)

                                                             For the three months ended           For the year ended
                                                                    December 31,                     December 31,
                                                            ---------------------------       --------------------------
                                                                2001            2000             2001            2000
                                                             ----------      ---------         ---------      ---------

Net sales                                                     $     974      $   2,084         $   6,272      $   7,127
Cost of sales                                                       942          1,201             4,380          4,131
                                                              ---------      ---------         ---------      ---------

Gross margin                                                         32            883             1,892          2,996

Operating Expenses
    Selling, general and administrative expenses                    298            333             1,097          1,047
    Research, development and engineering expenses                  147            169               631            540
    Amortization of intangible assets                                40             15                76             29
                                                              ---------      ---------         ---------      ---------

Operating (loss) income                                            (453)           366                88          1,380

Interest income                                                      18             50                68            105
Interest expense                                                    (48)           (29)             (153)          (107)
Other income (expense), net                                           1              2               (26)           (15)
                                                              ---------      ---------         ---------      ---------

(Loss) income before income taxes                                  (482)           389               (23)         1,363
(Benefit) provision for income taxes                               (181)           124               (32)           438
                                                              ---------      ---------         ---------      ---------

(Loss) income before minority interest and equity earnings         (301)           265                 9            925
Minority interest in losses (earnings) of subsidiaries               11             (7)                             (24)
Equity in earnings of associated companies                           29             49               148            174
                                                              ---------      ---------         ---------      ---------

Pro Forma Net (Loss) Income                                   $    (261)     $     307         $     157      $   1,075
                                                              =========      =========         =========      =========

Pro Forma Basic (Loss) Earnings Per Share                     $   (0.28)     $    0.34         $    0.17      $    1.25
                                                              =========      =========         =========      =========
Pro Forma Diluted (Loss) Earnings Per Share                   $   (0.28)     $    0.33         $    0.17      $    1.22
                                                              =========      =========         =========      =========
Dividends Declared                                                           $    0.06         $    0.12      $    0.24
                                                              =========      =========         =========      =========

Shares used in computing pro forma
  per share amounts:
     Pro forma basic earnings per share                             944            901               933            858
                                                              =========      =========         =========      =========
     Pro forma diluted earnings per share                           944            944               939            891
                                                              =========      =========         =========      =========

The above pro forma amounts for the quarter ended December 31, 2001 have been adjusted to eliminate $35 million ($31 million after-tax) of amortization of goodwill and $614 million ($363 million after-tax and minority interest) of provision for impairment and restructuring.

The above pro forma amounts for the quarter ended December 31, 2000 have been adjusted to eliminate $86 million ($66 million after-tax) of amortization of goodwill, $323 million of in-process research and development charges, $11 million after-tax for a nonoperating gain included in equity earnings, and $13 million after-tax of income from discontinued operations.

The above pro forma amounts for the year ended December 31, 2001 have been adjusted to eliminate $363 million ($344 million after-tax) of amortization of goodwill and $5,725 million ($5,311 million after-tax and minority interest) of provision for impairment and restructuring.

The above pro forma amounts for the year ended December 31, 2000 have been adjusted to eliminate $216 million ($202 million after-tax) of amortization of goodwill, $416 million ($400 million after-tax) of in-process research and development charges, $47 million ($43 million after-tax) of transaction costs from the Oak acquisition, $36 million after-tax for the impairment of the entire equity investment in Pittsburgh Corning Corporation, $7 million ($4 million after-tax) for a nonoperating gain related to the sale of Quanterra Incorporated, $11 million after-tax for a nonoperating gain included in equity earnings, and $13 million after-tax of income from discontinued operations.



                                    Pro Forma

Corning Incorporated and Subsidiary Companies
Condensed Consolidated Statements of Income
(Unaudited, in millions, except per share amounts)


                                                      For the three months ended              For the year ended
                                                             December 31,                        December 31,
                                                       --------------------------        ---------------------------
                                                          2001           2000                2001           2000
                                                       ---------       ---------          ---------       ---------

Net sales                                              $     974       $   2,084          $   6,272       $   7,127
Cost of sales                                                942           1,201              4,380           4,131
                                                       ---------       ---------          ---------       ---------

Gross margin                                                  32             883              1,892           2,996

Operating Expenses
    Selling, general and administrative expenses             298             333              1,097           1,047
    Research, development and engineering
      expenses                                               147             169                631             540
    Amortization of purchased intangibles,
      including goodwill                                      75             101                439             245
    Acquisition-related charges                                              323                                463
    Provision for impairment and restructuring               614                              5,725
                                                       ---------       ---------          ---------       ---------

Operating (loss) income                                   (1,102)            (43)            (6,000)            701

Interest income                                               18              50                 68             105
Interest expense                                             (48)            (29)              (153)           (107)
Other income (expense), net                                    1               2                (26)            (15)
Nonoperating gain                                                                                                 7
                                                       ---------       ---------          ---------       ---------

(Loss) income before income taxes                         (1,131)            (20)            (6,111)            691
(Benefit) provision for income taxes                        (423)            104               (452)            407
                                                       ---------       ---------          ---------       ---------

(Loss) income before minority interest and
  equity earnings                                           (708)           (124)            (5,659)            284
Minority interest in losses (earnings) of subsidiaries        24              (7)                13             (24)
Equity in earnings of associated companies                    29              60                148             185
Impairment of equity investment                                                                                 (36)
                                                       ---------       ---------          ---------       ---------

(Loss) income from continuing operations                    (655)            (71)            (5,498)            409
Income from discontinued operations                                           13                                 13
                                                       ---------       ---------          ---------       ---------

Net (Loss) Income                                      $    (655)      $     (58)         $  (5,498)      $     422
                                                       =========       =========          =========       =========

Basic (Loss) Earnings Per Share
    Continuing operations                              $   (0.69)      $   (0.08)         $   (5.89)      $    0.48
    Discontinued operations                                                 0.02                               0.01
                                                       ---------       ---------          ---------       ---------
Net (Loss) Income                                      $   (0.69)      $   (0.06)         $   (5.89)      $    0.49
                                                       =========       =========          =========       =========

Diluted (Loss) Earnings Per Share
    Continuing operations                              $   (0.69)      $   (0.08)         $   (5.89)      $    0.46
    Discontinued operations                                                 0.02                               0.02
                                                       ---------       ---------          ---------       ---------
Net (Loss) Income                                      $   (0.69)      $   (0.06)         $   (5.89)      $    0.48
                                                       =========       =========          =========       =========

Dividends Declared                                                     $    0.06          $    0.12       $    0.24
                                                       =========       =========          =========       =========

Shares used in computing per share amounts:
     Basic earnings per share                                944             901                933             858
                                                       =========       =========          =========       =========
     Diluted earnings per share                              944             901                933             879
                                                       =========       =========          =========       =========

The accompanying notes are an integral part of these statements.

Corning Incorporated and Subsidiary Companies
Condensed Consolidated Balance Sheets
(Unaudited, in millions)

                                                                         December 31, 2001         December 31, 2000
                                                                         -----------------         -----------------

                   Assets
Current Assets
     Cash and short-term investments                                       $     2,219               $     1,794
     Trade accounts receivable, net                                                593                     1,302
     Inventories                                                                   725                     1,040
     Deferred taxes on income and other current assets                             570                       498
                                                                           -----------               -----------
              Total current assets                                               4,107                     4,634

Investments                                                                        778                       650

Plant and equipment, net                                                         5,097                     4,679

Goodwill and other intangible assets, net                                        2,289                     7,340

Other assets                                                                       522                       223
                                                                           -----------               -----------

Total Assets                                                               $    12,793               $    17,526
                                                                           ===========               ===========

             Liabilities and Shareholders' Equity

Current Liabilities
     Loans payable                                                         $       477               $       128
     Accounts payable                                                              441                       855
     Other accrued liabilities                                                   1,076                       966
                                                                           -----------               -----------
              Total current liabilities                                          1,994                     1,949

Long-term debt                                                                   4,461                     3,966
Other liabilities                                                                  798                       830
Minority interest in subsidiary companies                                          119                       139
Convertible preferred stock                                                          7                         9
Common shareholders' equity                                                      5,414                    10,633
                                                                           -----------               -----------

Total Liabilities and Shareholders' Equity                                 $    12,793               $    17,526
                                                                           ===========               ===========

The accompanying notes are an integral part of these statements. Certain amounts for 2000 have been reclassified to conform with 2001 classifications.

Corning Incorporated and Subsidiary Companies
Consolidated Statements of Cash Flows
(Unaudited; in millions)

                                                                For the three months ended         For the year ended
                                                                       December 31,                   December 31,
                                                                --------------------------     --------------------------
                                                                    2001           2000           2001            2000
                                                                 ---------       --------       ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss) income                                             $   (655)       $   (58)       $ (5,498)      $    422
   Adjustments to reconcile net income to net cash
     provided by operating activities:
      Loss from discontinued operations                                              (13)                           (13)
      Amortization of purchased intangibles, including goodwill        75            101             439            245
      Depreciation                                                    165            142             641            516
      Impairment of goodwill and intangible assets                                                 4,764
      Provisions for restructuring actions, net of cash spent         559                            884
      Provisions for inventory write-off                               60                            333
      Acquisition-related charges                                                    323                            463
      Impairment of equity investment                                                                                36
      Equity in earnings of associated companies in excess
        of dividends received                                         (36)           (47)            (94)          (140)
      Minority interest, net of dividends paid                        (24)             1             (22)           (83)
      Deferred tax (benefit) expense                                 (274)            51            (456)           (48)
      Tax benefit on stock options                                                    30              27            321
      Interest expense on convertible debentures                       11                             41
      Changes in certain working capital items                        239            (57)            241           (402)
      Other, net                                                      101             72             145            104
                                                                 --------        -------        --------       --------
         NET CASH PROVIDED BY OPERATING
           ACTIVITIES                                                 221            545           1,445          1,421
                                                                 --------        -------        --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                              (268)          (549)         (1,800)        (1,525)
   Acquisitions of businesses, net of cash acquired                               (3,748)            (66)        (5,009)
   Net proceeds from sale of assets                                    18             23              67             80
   Net increase in long-term investments and other
     noncurrent assets                                                (20)           (89)           (113)           (56)
   Transaction costs related to pooling of interests                                                                (44)
   Other, net                                                           4              5               4              5
                                                                 --------        -------        --------       --------
         NET CASH USED IN INVESTING ACTIVITIES                       (266)        (4,358)         (1,908)        (6,549)
                                                                 ---------       -------        --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from (repayments of) short-term debt                   45             (9)            181           (386)
   Proceeds from issuance of long-term debt                           665          2,032             735          2,728
   Repayments of long-term debt                                       (11)            (2)           (104)          (169)
   Proceeds from issuance of common stock                               1          2,400             247          4,744
   Redemption of common stock for income tax withholding              (17)            (2)            (42)           (57)
   Dividends paid                                                      (1)           (55)           (113)          (211)
                                                                 --------        -------        --------       --------
         NET CASH PROVIDED BY
           FINANCING ACTIVITIES                                       682          4,364             904          6,649
                                                                 --------        -------        --------       --------

Effect of exchange rates on cash                                      (13)             5              (7)            (5)
                                                                 --------        -------        --------       --------
Cash used in discontinued operations                                                                  (9)            (2)
                                                                 --------        -------        --------       --------
Net increase in cash and cash equivalents                             624            556             425          1,514
Cash and cash equivalents at beginning of quarter/year              1,595          1,238           1,794            280
                                                                 --------        -------        --------       --------

CASH AND CASH EQUIVALENTS AT END
  OF QUARTER                                                     $  2,219        $ 1,794        $  2,219       $  1,794
                                                                 ========        =======        ========       ========

The accompanying notes are an integral part of these statements. Certain amounts for 2000 have been reclassified to conform with 2001 classifications.

Corning Incorporated and Subsidiary Companies
Notes to Consolidated Financial Statements
Quarter 4, 2001
(Unaudited; in millions, except per share amounts)

(1) Information by Operating Segment Information about the performance of Corning's three operating segments for the fourth quarter and year ended December 31, 2001 and 2000 are presented below. These amounts exclude revenues, expenses and equity earnings not specifically identifiable to segments. Segment net income excludes impairment and amortization of goodwill, restructuring actions, purchased in-process research and development costs, one-time acquisition costs and other nonrecurring items. This measure is not in accordance with generally accepted accounting principles (GAAP) and may not be consistent with measures used by other companies.

     Corning prepared the financial results for its three operating segments on a basis that is consistent with the manner in which Corning management internally disaggregates financial information to assist in making internal operating decisions. Corning has allocated some common expenses among segments differently than it would for stand alone financial information prepared in accordance with GAAP. During the quarter ended March 31, 2001, Corning realigned one product line from the Advanced Materials segment into the Telecommunications segment. Effective in the fourth quarter of 2001, and as reported on Form 8-K filed on January 14, 2002, Corning retroactively revised its segment net income definition to include the amortization of intangible assets. Segment results for 2000 have been restated to conform to the current presentation.

                                                                    Three months ended                 Year ended
                                                                       December 31,                   December 31,
                                                                  ----------------------         ----------------------
                                                                     2001         2000             2001          2000
                                                                  ---------     --------         ---------    ---------
         Telecommunications
         Net sales                                                $     543     $  1,564         $   4,458    $   5,186
         Research, development and engineering expenses           $     108     $    128         $     474    $     395
         Interest expense                                         $      32     $     20         $     104    $      70
         Segment (losses) earnings before minority interest
           and equity (losses) earnings                           $    (277)    $    204         $     (93)   $     692
             Minority interest in losses of subsidiaries                                                              3
             Equity in earnings (losses) of associated companies         (3)           4                12            1
                                                                  ---------     --------         ---------    ---------
         Segment net (loss) income                                $    (280)    $    208         $     (81)   $     696
                                                                  =========     ========         =========    =========

         Advanced Materials
         Net sales                                                $     226     $    257         $     993    $   1,021
         Research, development and engineering expenses           $      33     $     30         $     120    $     116
         Interest expense                                         $       8     $      3         $      25    $      18
         Segment (losses) earnings before equity earnings         $     (20)    $      3         $      19    $      58
             Equity in earnings of associated companies                   8            5                27           22
                                                                  ---------     --------         ---------    ---------
         Segment net (loss) income                                $     (12)    $      8         $      46    $      80
                                                                  =========     ========         =========    =========

         Information Display
         Net sales                                                $     198     $    254         $     800    $     894
         Research, development and engineering expenses           $       9     $     11         $      40    $      29
         Interest expense                                         $       7     $      6         $      23    $      19
         Segment (losses) earnings before minority interest
           and equity earnings                                    $     (13)    $     26         $      44    $     114
             Minority interest in losses (earnings) of
               subsidiaries                                              11           (7)                           (27)
             Equity in earnings of associated companies                  24           38               105          145
                                                                  ---------     --------         ---------    ---------
         Segment net income                                       $      22     $     57         $     149    $     232
                                                                  =========     ========         =========    =========

         Total segments
         Net sales                                                $     967     $  2,075         $   6,251    $   7,101
         Research, development and engineering expenses           $     150     $    169         $     634    $     540
         Interest expense                                         $      47     $     29         $     152    $     107
         Segment (losses) earnings before minority interest
           and equity earnings                                    $    (310)    $    233         $     (30)   $     864
             Minority interest in losses (earnings) of
               subsidiaries                                              11           (7)                           (24)
             Equity in earnings of associated companies                  29           47               144          168
                                                                  ---------     --------         ---------    ---------
         Segment net (loss) income                                $    (270)    $    273         $     114    $   1,008
                                                                  =========     ========         =========    =========

A reconciliation of the totals reported for the operating segments to the applicable line items in the consolidated financial statements is as follows:

                                                                Three months ended                 Year ended
                                                                   December 31,                   December 31,
                                                              ----------------------         ----------------------
                                                                2001          2000             2001         2000
                                                              ---------    ---------         --------     ---------

    Net sales
         Total segment net sales                              $     967    $   2,075         $  6,251     $   7,101
         Non-segment net sales (a)                                    7            9               21            26
                                                              ---------    ---------         --------     ---------

           Total net sales                                    $     974    $   2,084         $  6,272     $   7,127
                                                              =========    =========         ========     =========


    Net income
         Total segment income (b)                             $    (270)   $     273         $    114     $   1,008
             Unallocated items:
         Non-segment loss and other (a)                              (1)          (1)              (5)           (6)
         Nonoperating gain                                                                                        7
         Amortization of goodwill (c)                               (35)         (86)            (363)         (216)
         Acquisition-related charges                                            (323)                          (463)
         Provisions for impairment and restructuring (d)           (614)                       (5,725)
         Interest income (e)                                         18           50               68           104
         Income tax (f)                                             247            4              409            (5)
         Equity in earnings of associated companies (a)                            1                4             5
         Impairment of equity investment                                                                        (36)
         Nonoperating gain in equity earnings                                     11                             11
                                                              ---------    ---------         --------     ---------

           Net (loss) income                                  $    (655)   $     (71)        $ (5,498)    $     409
                                                              =========    =========         ========     =========

     (a)  Includes amounts derived from corporate investments.
     (b)  Includes royalty, interest and dividend income.
     (c) Amortization of goodwill relates primarily to the Telecommunications segment.
     (d)  Provisions for impairment and restructuring. See Note 2 and Note 5.
     (e)  Corporate interest income is not allocated to reportable segments.
     (f)  Includes tax associated with unallocated items.

(2)  Restructuring Actions
     During the fourth quarter, Corning approved and began executing plans to close additional facilities and downsize its workforce in an effort to reduce capacity to meet future expected revenue levels. As a result of these actions, Corning recorded a charge of $614 million ($363 million after-tax and minority interest) which includes a restructuring charge of $308 million and a charge to impair plant and equipment of $306 million. Corning has recorded $961 million ($590 million after-tax and minority interest) for restructuring actions in 2001.

     Restructuring Charges
     During the fourth quarter, Corning recorded restructuring charges of $308 million. The charge includes employee separation costs of $245 million (including curtailment losses related to pension and health care plans) and exit costs of $63 million (principally lease termination and contract cancellation payments). The plans comprehend the elimination of an additional 4,000 positions worldwide for a total of approximately 12,000 announced in 2001. Employees have been informed of the restructuring initiatives and benefits available to them under applicable benefit plans or related contractual provisions. These benefits include voluntary and involuntary separation, early retirement and social programs. During the fourth quarter Corning paid employee related separation costs of $48 million and other exit costs of $14 million. For the full year Corning recorded charges of $324 million and $95 million and paid $60 million and $17 million respectively, for employee related separation and exit costs. As of December 31, 2001, approximately 10,100 of the 12,000 employees had been separated under the plans.

     Impairment of Plant and Equipment
     Corning recorded a fourth quarter charge of $306 million to impair plant and equipment relating to facilities to be shutdown or disposed across all three operating segments. The impairment charges were determined based on the amount by which the carrying value exceeded the fair market value of the asset. For the full year Corning recorded impairment charges totaling $542 million related to plant and equipment, primarily in the telecommunications operating segment.

     The charges relate to the operating segments as follows:

                                                                Restructuring Actions
                                                     ---------------------------------------
                                                     Three months ended          Year ended
                                                        December 31,            December 31,
                                                            2001                    2001
                                                     ------------------         ------------

         Telecommunications                               $    293                $    640
         Advanced Materials                                     94                      94
         Information Display                                    36                      36
         Corporate functions including Research                191                     191
                                                          --------                --------
                                                          $    614                $    961
                                                          ========                ========


(3)  Provisions for Inventory Write-Off
     During the second quarter, major customers in the photonic technologies business reduced their order forecasts and canceled orders already placed. As a result, management determined that certain products were not likely to be sold in their product life cycle. Corning recorded a provision for excess and obsolete inventory, including estimated purchase commitments, of $273 million ($184 million after-tax) in cost of sales in the second quarter of 2001. In the fourth quarter, Corning recorded an additional provision of $60 million ($37 million after-tax) in cost of sales primarily for excess and obsolete inventory in the photonic technologies business in response to continued weak demand.

(4)  Stock Compensation
     In the fourth quarter, Corning's Board of Directors released restrictions on 4.8 million shares of Corning common stock held by employees. The unamortized expense associated with the grants totaled $90 million. This charge is included in selling, general and administrative expense.

(5)  Impairment of Goodwill and Other Intangible Assets
     During the first half of 2001, Corning experienced a significant decrease in the rate of growth of its telecommunications segment, primarily in the photonic technologies business, due to a dramatic decline in infrastructure spending in the telecommunications industry. During the second quarter, major customers in the photonic technologies business further reduced their order forecasts and canceled orders already placed. Management determined that the growth prospects of this business are significantly less than previously expected and those of historical periods.

     As a result of these events and changes in circumstances, Corning assessed the recoverability of certain long-lived assets related to the photonic technologies business, including goodwill and other intangibles, and concluded that these assets were impaired. Corning recorded a charge equal to the difference between the carrying value and fair value of these assets. Management's estimate of fair value was based on multiples of forecasted revenue and earnings of publicly traded companies with operations in the optical component market segment.

     Corning recorded pre-tax charges of $4.7 billion to impair a significant portion of the goodwill and approximately $100 million to impair intangible assets associated with certain business combinations completed in 2000. Of the total charge of $4.8 billion, $3.2 billion related to the acquisition of the Pirelli optical components business and $1.6 billion related to goodwill resulting from the acquisition of NetOptix Corporation.

(6)  (Benefit) Provision for Income Taxes
     Corning's tax rates for the fourth quarter and the full year 2001 were 37.4% and 7.4%, respectively. The full year rate is significantly impacted by nondeductible amortization of goodwill and other one-time charges. Excluding the impact of these items, the fourth quarter tax rate was 37.5%. The comparable rate for the fourth quarter 2000 was 32%. The fourth quarter of 2001 rate reflects certain one-time benefits attributable to the period.

(7)  Financing Transaction
     In November 2001, Corning completed a convertible debt offering of $665 million due November 1, 2008 and convertible into approximately 69 million shares of common stock. Each $1,000 debenture was issued at par and pays interest of 3.5% semiannually. The proceeds will be used for general corporate purposes.

(8)  Supplementary Cash Flow Data
     Supplemental disclosure of cash flow information is as follows:

                                                                Three months ended            Year ended
                                                                   December 31,              December 31,
                                                              ----------------------    ----------------------
                                                                2001          2000         2001         2000
                                                              ---------    ---------    ---------    ---------

         Changes in certain working capital items:
           Accounts receivable                                $     293    $     (43)   $     677    $    (249)
           Inventories                                              147          (81)         (51)        (280)
           Other current assets                                     (35)        (165)          92         (192)
           Accounts payable and other current liabilities          (166)         232         (477)         319
                                                              ---------    ---------    ---------    ---------
               Total                                          $     239    $     (57)   $     241    $    (402)
                                                              =========    =========    =========    =========

Corning Incorporated
Quarterly Sales Information
(in millions)


                                                                                  2001
                                                     --------------------------------------------------------------
                                                         Q1           Q2           Q3           Q4          Total
                                                     ---------    ---------     --------     --------     ---------

Telecommunications
   Fiber and Cable                                   $    875     $    939      $   779      $   296      $  2,889
   Hardware and Equipment                                 248          231          187          151           817
   Photonic Technologies                                  236          158           69           46           509
   Optical Networking Devices                              14           10            7            7            38
   Controls and Connectors                                 60           55           47           43           205
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $  1,433     $  1,393      $ 1,089      $   543      $  4,458
                                                     ========     ========      =======      =======      ========


Advanced Materials
   Environmental                                     $    108     $     96      $    90      $    85      $    379
   Life Sciences                                           70           69           65           63           267
   Other Advanced Materials                               104           86           79           78           347
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $    282     $    251      $   234      $   226      $    993
                                                     ========     ========      =======      =======      ========


Information Display
   Display Technologies                              $     62     $     87      $    79      $    95      $    323
   Conventional Video Components                           86           73           47           46           252
   Precision Lens                                          53           58           57           57           225
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $    201     $    218      $   183      $   198      $    800
                                                     ========     ========      =======      =======      ========



                                                                                  2000
                                                     --------------------------------------------------------------
                                                         Q1           Q2           Q3           Q4          Total
                                                     ---------    ---------     --------     --------     ---------

Telecommunications
   Fiber and Cable                                   $    479     $    722      $   795      $   879      $  2,875
   Hardware and Equipment                                 183          276          288          273         1,020
   Photonic Technologies                                  186          238          273          342         1,039
   Optical Networking Devices                                                         5            6            11
   Controls and Connectors                                 57           59           61           64           241
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $    905     $  1,295      $ 1,422      $ 1,564      $  5,186
                                                     ========     ========      =======      =======      ========


Advanced Materials
   Environmental                                     $    103     $    103      $   101      $   104      $    411
   Life Sciences                                           63           66           62           57           248
   Other Advanced Materials                                86           90           90           96           362
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $    252     $    259      $   253      $   257      $  1,021
                                                     ========     ========      =======      =======      ========


Information Display
   Display Technologies                              $     61     $     76      $    88      $   108      $    333
   Conventional Video Components                           83           87           94           90           354
   Precision Lens                                          44           53           54           56           207
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $    188     $    216      $   236      $   254      $    894
                                                     ========     ========      =======      =======      ========